UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2020

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 E. Dover St., Easton, MD 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	SHBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On November 24, 2020, Shore Bancshares, Inc. (the “Company”), the holding company of Shore United Bank, issued a press release announcing a new stock repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On November 24, 2020, the Company announced that it had received a non-objection letter from the Federal Reserve Bank of Richmond to allow the Company to repurchase its common stock. Under the repurchase program, management is authorized to repurchase up to $5.0 million of the Company’s common stock. As of November 24, 2020, the Company had 12,036,573 outstanding shares of common stock. The program may be limited or terminated at any time without prior notice. The program will expire on December 31, 2021.

The newly-approved stock repurchase program follows the Company’s prior stock repurchase program, which was approved in April 2019 and authorized the repurchase of up to $10.0 million of common stock. In connection with the prior stock repurchase program, which concluded in the fourth quarter of 2020, the Company purchased an aggregate of 772,971 shares of its common stock for aggregate cash consideration of $9.9 million.

Under the new stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 24, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 24, 2020	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

3